EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in this Amendment Number 2 to the Registration Statement on Form S-3 and the related prospectus of Henley Healthcare, Inc. for the registration of 3,180,214 shares of its common stock and to the incorporation by reference therein of our report dated July 31, 1998, with respect to the 1997 combined financial statements of The Enraf-Nonius Companies included in the amendment to the Current Report (Form 8-K/A-1).


/s/ Moret Ernst & Young Accountants

MORET ERNST & YOUNG ACCOUNTANTS

The Hague

December 29, 1998